                             PARTICIPATION AGREEMENT

                                      AMONG

                   MORGAN STANLEY VARIABLE INVESTMENT SERIES,

                        MORGAN STANLEY DISTRIBUTORS INC.

                                       AND

                         THE TRAVELERS INSURANCE COMPANY

                                   DATED AS OF

                               SEPTEMBER 15, 2003

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                                TABLE OF CONTENTS

                                                            Page
                                                            ----
ARTICLE I      Purchase and Redemption of Trust Shares        4
ARTICLE II     Representations and Warranties                 6
ARTICLE III    Prospectuses, Reports to Shareholders
                  And Proxy Statements; Voting                8
ARTICLE IV     Sales Material and Information                 9
ARTICLE V      Fees and Expenses                             11
ARTICLE VI     Diversification                               11
ARTICLE VII    Potential Conflicts                           11
ARTICLE VIII   Indemnification                               13
ARTICLE IX     Applicable Law                                16
ARTICLE X      Termination                                   17
ARTICLE XI     Notices                                       18
ARTICLE XII    Miscellaneous                                 19
SCHEDULE A     Separate Accounts and Associated Contracts    22
SCHEDULE B     Portfolios of Variable Investment Series
                  Available Under this Agreement             23
SCHEDULE C     Proxy Voting Procedures                       24

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     THIS AGREEMENT is made and entered into as of the 15th day of September,
2003 by and among The Travelers Insurance Company (the "Company"), a Connecticut corporation, on its own behalf and on behalf of each separate account of the Company set forth on Schedule A hereto as may be amended from time to time (each such account referred to as an "Account"), MORGAN STANLEY VARIABLE INVESTMENT SERIES (the "Trust"), an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts, and MORGAN STANLEY DISTRIBUTORS INC. (the "Distributor"), a Delaware corporation.

     WHEREAS, the Trust engages in business as an open-end management investment company and is available to act as the investment vehicle for separate accounts established by insurance companies for individual and group life insurance policies and annuity contracts with variable accumulation and/or pay-out provisions (hereinafter referred to individually and/or collectively as "Variable Insurance Products"); and

     WHEREAS, insurance companies desiring to utilize the Trust as an investment vehicle under their Variable Insurance Products enter into participation agreements with the Trust and the Distributor (the "Participating Insurance Companies"); and

     WHEREAS, shares of the Trust are divided into several series of shares, each representing the interest in a particular managed portfolio of securities and other assets, anyone or more of which may be made available under this Agreement; and

     WHEREAS, the Trust intends to offer shares of the series set forth on Schedule B hereto (each such series referred to as a "Portfolio"), as such Schedule may be amended from time to time by mutual agreement of the parties hereto, to the Account(s) of the Company (all references herein to "shares" of a Portfolio shall mean the class or classes of shares specifically identified on Schedule B); and

     WHEREAS, the Trust has obtained an order from the Securities and Exchange Commission ("SEC"), dated November 23, 1994 (File No. 812-9128), granting Participating Insurance Companies and Variable Insurance Product separate accounts exemptions from the provisions of Sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940, as amended (the "1940 Act"), and Rules 6e-2(b)(15) and 6e-3(T)(b)(l5) thereunder, to the extent necessary to permit shares of the Trust to be sold to and held by Variable Insurance Product separate accounts of both affiliated and unaffiliated life insurance companies (the "Shared Funding Exemptive Order"); and

     WHEREAS, the Trust is registered as an open-end management investment company under the 1940 Act and its shares are registered under the Securities Act of 1933, as amended (the "1933 Act"); and

     WHEREAS, the Distributor is registered as a broker/dealer under the Securities Exchange Act of 1934, as amended (the "1934 Act"), is a member in good standing of the

National Association of Securities Dealers, Inc. (the "NASD") and serves as principal distributor of the shares of the Trust; and

     WHEREAS, the Company has registered or will register under the 1933 Act the Variable Insurance Products identified on Schedule A hereto (the "Contracts"), as such Schedule may be amended from time to time by mutual written agreement of the parties hereto; and

     WHEREAS, each Account is a duly organized, validly existing segregated asset account, established by resolution or under authority of the Board of Directors of the Company, on the date shown for such Account on Schedule A hereto, to set aside and invest assets attributable to the Contracts; and

     WHEREAS, the Company has registered or will register each Account as a unit investment trust under the 1940 Act; and

     WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares of the Portfolios, on behalf of each Account or sub-Account thereof (together, as applicable, an "Account"), to fund the Contracts and the Distributor is authorized to sell such shares to each such Account at net asset value.

     NOW, THEREFORE, in consideration of their mutual promises, the Company, the Trust and the Distributor agree as follows:

               ARTICLE I. PURCHASE AND REDEMPTION OF TRUST SHARES

     1.1. The Trust and the Distributor agree to make available for purchase by the Company shares of the Portfolios and shall execute orders placed for each Account on a daily basis at the net asset value next computed after receipt by the Trust or its designee of such order. For purposes of this Section 1.1, the Company shall be the designee of the Trust and the Distributor for receipt of such orders from each Account and receipt by such designee shall constitute receipt by the Trust; provided that the Trust receives notice of such order by 10:00 a.m. Eastern time on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange, Inc. is open for trading and on which the Fund calculates its net asset value pursuant to SEC rules.

     1.2. The Trust, so long as this Agreement is in effect, agrees to make shares of the Portfolios available for purchase at the applicable net asset value per share by the Company and its Accounts on those days on which the Trust calculates its net asset value pursuant to SEC rules and the Trust shall use reasonable efforts to calculate such net asset value on each day that the New York Stock Exchange, Inc. is open for trading. Notwithstanding the foregoing, the Board of Trustees of the Trust (the "Board") may refuse to permit the Trust to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board, acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Portfolio.

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     1.3. The Trust and the Distributor agree that shares of the Trust will be sold only to Participating Insurance Companies and their separate accounts. No shares of a Portfolio will be sold to the general public.

     1.4. The Trust and the Distributor agree to redeem for cash, on the Company's request, any full or fractional shares of the Portfolios held by the Company, executing such requests on a daily basis at the net asset value next computed after receipt by the Trust or its designee of the request for redemption. Subject to and in accordance with applicable laws and regulations, however, the Trust reserves the right to redeem shares of the Portfolios for assets other than cash. For purposes of this Section 1.4, the Company shall be the designee of the Trust and the Distributor for receipt of requests for redemption from each Account and receipt by such designee shall constitute receipt by the Trust; provided that the Trust receives notice of such request for redemption by 10:00 a.m. Eastern time on the next following Business Day.

     1.5. The Company agrees that purchases and redemptions of Portfolio shares offered by the then current prospectus of the Trust shall be made in accordance with the provisions of such prospectus. The Company will give the Trust and the Distributor forty-five (45) days written notice of its intention to make available in the future any other investment company as a funding vehicle under the Contracts.

     1.6. In the event of net purchases, the Company shall pay for Portfolio shares on the next Business Day after an order to purchase Trust shares is made in accordance with the provisions of Section 1.1 hereof. Payment shall be in federal funds transmitted by wire and the Company agrees to use its best efforts to transmit such funds by no later than the end of the Business Day on the day of transmission. If the Trust or the Distributor does not receive payment by the end of the Business Day on the day of transmission, the Trust may, without notice, cancel the order and require the Company to reimburse the Trust promptly for any loss the Trust suffered by reason of the Company failing to timely pay for its shares. In the event of net redemptions, the Trust shall pay the redemption proceeds in federal funds transmitted by wire on the next Business Day after an order to redeem Portfolio shares is made in accordance with the provisions of Section 1.4 hereof. For purposes of Sections 2.9 and 2.10, upon receipt by the Trust and the Company, respectively, of the federal funds so wired under this Section 1.6, such funds shall cease to be the responsibility of the paying party and shall become the responsibility of the receiving party.

     1.7. Issuance and transfer of the Trust's shares will be by book entry only. Share certificates will not be issued to the Company or any Account. Shares ordered from the Trust will be recorded in an appropriate title for each Account or the appropriate sub-account of each Account.

     1.8. The Trust shall use its best efforts to furnish same-day notice (by wire or telephone, followed by written confirmation) to the Company of any income dividends or capital gain distributions payable on Portfolio shares. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on a Portfolio's shares in additional shares of that Portfolio. The Company reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash. The Trust shall notify the Company of the number of shares so issued as payment of such dividends and distributions.

     1.9. The Trust shall make the net asset value per share for each Portfolio available to the Company on each Business Day as soon as reasonably practical after the net asset value per share is calculated (normally by 6:30 p.m. Eastern time) and shall use its best efforts to make such net asset value per share available by 7:00 p.m. Eastern time.

     1.10. The Company shall not redeem Trust shares attributable to the Contracts (as distinct from Trust shares attributable to the Company's assets held in the Account) except (i) as necessary to implement Contract owner initiated or approved transactions, (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application (hereinafter referred to as a "Legally Required Redemption") or (iii) as permitted by an order of the SEC pursuant to Section 26(c) of the 1940 Act. Upon request, the Company will promptly furnish to the Trust the opinion of counsel for the Company (which counsel shall be reasonably satisfactory to the Trust) to the effect that any redemption pursuant to clause (ii) above is a Legally Required Redemption. Furthermore, except in cases where permitted under the terms of the Contracts, the Company shall not prevent Contract owners from allocating payments to a Portfolio that was otherwise available under the Contracts without first giving the Trust ninety (90) days prior written notice of its intention to do so.

                    ARTICLE II. REPRESENTATION AND WARRANTIES

     2.1. The Company represents and warrants that: (i) it is an insurance company duly organized and in good standing under applicable law; (ii) it has legally and validly established each Account prior to any issuance or sale thereof as a segregated asset account under applicable laws and regulations; and
(iii) it has registered or, prior to any issuance or sale of the Contracts, will register and will thereafter maintain the registration of each Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts. The Company further represents and warrants that: (i) the Contracts are or will be registered and shall remain registered under the 1933 Act so long as any Contracts are outstanding; (ii) the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws; and (iii) the sale of the Contracts shall comply in all material respects with state insurance suitability requirements. The Company shall amend the registration statement for the Accounts and the Contracts under the 1940 Act and the 1933 Act, respectively, from time to time as required in order to effect the continuous offering of the Contracts.

     2.2. The Trust and the Distributor represent and warrant that Trust shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with the laws of the State of Massachusetts and all applicable federal and state securities laws and that the Trust is and shall remain registered under the 1940 Act. The Trust shall amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Trust shall register and qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Trust.

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     2.3. The Trust represents that it is currently qualified as a Regulated
Investment Company under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), and that it will use its reasonable efforts to maintain such qualification (under Subchapter M or any successor or similar provision) and that it will notify the Company immediately upon having a reasonable basis for believing that it has ceased to so qualify.

     2.4. The Company represents and warrants that each Account is and will continue to be a "segregated asset account" under applicable provisions of the Code and applicable Treasury Regulations promulgated thereunder and that each Contract is and will continue to be treated as a "variable contract" under applicable provisions of the Code and applicable Treasury Regulations promulgated thereunder. The Company further represents and warrants that it will make every effort to maintain such treatment and that it will notify the Trust immediately upon having a reasonable basis for believing that any Account or Contract has ceased to be so treated or that any Account or Contract might not be so treated in the future.

     2.5. The Trust represents that to the extent that it decides to finance distribution expenses pursuant to Rule 12b-l under the 1940 Act, the Trust undertakes to have the Board, a majority of whom are not interested persons of the Trust, formulate and approve any plan under Rule 12b-l to finance distribution expenses.

     2.6. The Trust makes no representation as to whether any aspect of its operations (including, but not limited to, fees and expenses and investment policies) complies with the insurance laws or regulations of the various states.

     2.7. The Trust represents that it is lawfully organized and validly existing under the laws of the State of Massachusetts and that it does and will comply in all material respects with the 1940 Act.

     2.8. The Distributor represents and warrants that it is and shall remain duly registered in all material respects under all applicable federal and state securities laws and that it will perform its obligations for the Trust in compliance in all material respects with the laws of its state of domicile and any applicable state and federal securities laws.

     2.9. The Trust represents and warrants that all of its trustees, officers, employees, and other individuals/entities dealing with the money and/or securities of the Trust are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Trust in an amount not less than the minimum coverage as currently required by Rule 17g-1 of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid blanket fidelity bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company. The Trust agrees to notify the Company in the event that such coverage no longer applies.

     2.10. The Company represents and warrants that all of its directors, officers, employees, investment advisers, and other individuals/entities dealing with the money and/or securities of the Account(s) are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Company and/or the Account(s) that is reasonable and customary in light of the Company's obligations under this Agreement. The aforesaid includes coverage for larceny and embezzlement and shall be issued by a reputable bonding company in an amount not less than $5 million. The Company agrees to make all reasonable efforts to see that this bond or another bond containing these provisions is always in effect, and agrees to notify the Trust and the Distributor in the event that such coverage no longer applies.

 ARTICLE III. PROSPECTUSES, REPORTS TO SHAREHOLDERS AND PROXY STATEMENTS; VOTING

     3.1. The Trust or its designee shall provide the Company with as many printed copies of the Trust's current prospectus and statement of additional information as the Company may reasonably request. If requested by the Company, in lieu of providing printed copies the Trust shall provide camera-ready film or computer diskettes containing the Trust's prospectus and statement of additional information, and such other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the prospectus and/or statement of additional information for the Trust is amended during the year) to have the prospectus for the Contracts and the Trust's prospectus printed together in one document, and to have the statement of additional information for the Trust and the statement of additional information for the Contracts printed together in one document. Alternatively, the Company may print the Trust's prospectus and/or its statement of additional information in combination with other fund companies' prospectuses and statements of additional information.

     3.2. Except as provided in this Section 3.2, all expenses of preparing, setting in type, printing and distributing Trust prospectuses and statements of additional information shall be the expense of the Company. For prospectuses and statements of additional information provided by the Company in order to update disclosure as required by the 1933 Act and/or the 1940 Act, the cost of preparing, setting in type and printing shall be borne by the Trust. If the Company chooses to receive camera-ready film or computer diskettes in lieu of receiving printed copies of the Trust's prospectus, the Trust shall bear the cost of typesetting to provide the Trust's prospectus to the Company in the format in which the Trust is accustomed to formatting prospectuses, and the Company shall bear the expense of adjusting or changing the format to conform with any of its prospectuses. In such event, the Trust will reimburse the Company in an amount equal to the product of "x" and "y", where "x" is the number of such prospectuses distributed and "y" is the Trust's per unit cost of printing the Trust's prospectus. The same procedures shall be followed with respect to the Trust's statement of additional information.

     3.3. The statement of additional information of the Trust shall be obtainable from the Trust, the Distributor, the Company or such other person as the Trust may designate.

     3.4. The Trust, at its expense, shall provide the Company with copies of its proxy statements, reports to shareholders, and other communications (except for prospectuses and statements of additional information, which are covered in
Section 3.1 and 3.2) to shareholders in such quantity as the Company shall reasonably require for distributing to its Contract owners who currently own shares of one or more Portfolios ("Existing Contract Owners"). The Trust shall not pay any costs of distributing such proxy materials, reports to shareholders and other communications to prospective Contract owners.

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     3.5. If and to the extent required by law, the Company shall distribute all proxy materials furnished by the Trust to Contract owners to whom voting privileges are required to be extended and shall:

          (i) solicit voting instructions from Contract owners;

          (ii) vote the Portfolio shares in accordance with instructions received from Contract owners; and

          (iii) vote Portfolio shares for which no instructions have been received in the same proportion as Portfolio shares for which instructions have been received;

so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners. The Company reserves the right to vote Portfolio shares held in any segregated asset account in its own right, to the extent permitted by law. If the Company is required to solicit voting instructions, the Trust and the Company shall follow the procedures, and shall have the corresponding responsibilities, for the handling of proxies and voting instructions solicitations, as set forth in Schedule C attached hereto and incorporated herein by reference. Participating Insurance Companies shall be responsible for ensuring that each of their separate accounts participating in the Trust (and for which the soliciting of voting instructions is required) calculates voting privileges in a manner consistent with the standards set forth on Schedule C, which standards will also be provided to the other Participating Insurance Companies.

     3.6. The Trust will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular the Trust will either provide for annual meetings (except insofar as the SEC may interpret Section 16 of the 1940 Act not to require such meetings) or comply with Section 16(c) of the 1940 Act (although the Trust is not one of the trusts described in Section 16(c) of the 1940 Act) as well as with Section 16(a) of the 1940 Act and, if and when applicable, Section 16(b) of the 1940 Act. Further, the Trust will act in accordance with the SEC's interpretation of the requirements of Section 16(a) of the 1940 Act with respect to periodic elections of trustees and with whatever rules the SEC may promulgate with respect thereto.

                   ARTICLE IV. SALES MATERIAL AND INFORMATION

     4.1. The Company shall furnish, or shall cause to be furnished, to the Trust or its designee, each piece of sales literature or other promotional material in which the Trust or the Distributor is named, at least ten (10) Business Days prior to its use. No such material shall be used without the prior approval of the Trust or its designee. The Trust shall use its reasonable best efforts to review any such material as soon as practicable after receipt and no later than ten (10) Business Days after receipt of such material.

     4.2. The Company shall not give any information or make any representations or statements on behalf of the Trust or concerning the Trust in connection with the sale of the Contracts other than the information or representations contained in the registration statement or

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prospectus for the Trust shares, as such registration statement or prospectus may be amended or supplemented from time to time, or in reports or proxy statements for the Trust which are in the public domain or approved by the Trust for distribution to Trust shareholders, or in sales literature or other promotional material approved by the Trust or its designee, except with the permission of the Trust.

     4.3. The Trust or its designee shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company and/or its Account(s) or Contract(s) are named at least ten (10) Business Days prior to its use. No such material shall be used if the Company or its designee reasonably objects to such use within ten (10) Business Days after receipt of such material.

     4.4. Neither the Trust nor the Distributor shall give any information or make any representations on behalf of the Company or concerning the Company, each Account, or the Contracts, other than the information or representations contained in a registration statement or prospectus for the Contracts, as such registration statement or prospectus may be amended or supplemented from time to time, or in reports or proxy statements for each Account which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other promotional material approved by the Company or its designee, except with the permission of the Company.

     4.5. The Trust will provide to the Company at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Trust or its shares and are relevant to the Company or the Contracts.

     4.6. The Company will provide to the Trust at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no action letters, and all amendments to any of the above, that relate to investment in the Trust or the Portfolios under the Contracts.

     4.7. For purposes of this Article IV, the phrase "sales literature or other promotional material" includes, but is not limited to, any of the following that refer to the Trust or any affiliate of the Trust: advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and registration statements, prospectuses, statements of additional information, shareholder reports, and proxy materials.

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                          ARTICLE V. FEES AND EXPENSES

     5.1 The Trust shall pay no fee or other compensation to the Company under this Agreement, except that if the Trust or any Portfolio adopts and implements a service plan and/or a plan pursuant to Rule 12b-1, then the Distributor may make payments to the Company or to the underwriter for the Contracts pursuant to such plans if and in amounts agreed to by the Distributor in writing.

     5.2 All expenses incident to performance by the Trust under this Agreement shall be paid by the Trust. The Trust shall see to it that all its shares are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent deemed advisable by the Trust, in accordance with applicable state laws prior to their sale. Except as otherwise set forth in
Section 3.2 of this Agreement, the Trust shall bear the expenses for the cost of registration and qualification of the Trust's shares, preparation and filing of the Trust's prospectus and registration statement, proxy materials and reports, setting in type and printing the prospectus, proxy materials and reports to shareholders, the preparation of all statements and notices required by any federal or state law, and all taxes on the issuance or transfer of the Trust's shares.

     5.3. The Company shall bear the expenses of distributing the Trust's prospectus, statement of additional information, proxy materials and reports to owners of Contracts issued by the Company.

                           ARTICLE VI. DIVERSIFICATION

     6.1. The Trust will use its best efforts to at all times comply with
Section 817(h) of the Code and Treasury Regulation 1.817-5, relating to the diversification requirements for annuity, endowment, or life insurance contracts and any amendments or other modifications to such Section or Regulation. In the event the Trust ceases to so qualify, it will take reasonable steps to (a) notify the Company of such event and (b) adequately diversify the Trust so as to achieve compliance within the grace period afforded by Regulation 1.817-5.

                        ARTICLE VII. POTENTIAL CONFLICTS

     7.1. The Board will monitor the Trust for the existence of any material irreconcilable conflict between the interests of the contract owners of all separate accounts investing in the Trust. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by contract owners; or (f) a decision by a Participating Insurance Company to disregard the voting instructions of contract owners. The Trust shall promptly inform the Company if the Board determines that an irreconcilable material conflict exists and the implications thereof.

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     7.2. The Company will report any potential or existing conflicts of which it is aware to the Board. The Company will assist the Board in carrying out its responsibilities under the Shared Funding Exemptive Order by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Board whenever Contract owner voting instructions are disregarded. The Company agrees that these responsibilities will be carried out with a view only to the interests of Contract owners.

     7.3. If it is determined by a majority of the Board, or a majority of its disinterested trustees, that a material irreconcilable conflict exists, the Company and other Participating Insurance Companies shall, at their expense and to the extent reasonably practicable (as determined by a majority of the disinterested directors), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including: (1) withdrawing the assets allocable to some or all of the separate accounts from the Trust or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another portfolio of the Trust, or submitting the question whether such segregation should be implemented to a vote of all affected contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance policy owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected contract owners the option of making such a change; and (2) establishing a new registered management investment company or managed separate account. No charge or penalty will be imposed as a result of such withdrawal. The Company agrees that it bears the responsibility to take remedial action in the event of a Board determination of an irreconcilable material conflict and the cost of such remedial action, and that these responsibilities will be carried out with a view only to the interests of Contract owners.

     7.4. If a material irreconcilable conflict arises because of a decision by the Company to disregard contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Trust's election, to withdraw the affected Account's investment in the Trust and terminate this Agreement with respect to such Account (at the Company's expense); provided, however that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. No charge or penalty will be imposed as a result of such withdrawal. The Company agrees that it bears the responsibility to take remedial action in the event of a Board determination of an irreconcilable material conflict and the cost of such remedial action, and that these responsibilities will be carried out with a view only to the interests of Contract owners.

     7.5. For purposes of Sections 7.3 and 7.4 of this Agreement, a majority of the disinterested members of the Board shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Trust be required to establish a new funding medium for the Contracts. The Company shall not be required by Section 7.3 or 7.4 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict.

     7.6. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Shared Funding Exemptive Order, then (a) the Trust and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 3.4, 3.5, 7.1, 7.2, 7.3 and 7.4 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

     7.7. Each of the Company and the Distributor shall at least annually submit to the Board such reports, materials or data as the Board may reasonably request so that the Board may fully carry out the obligations imposed upon it by the provisions hereof and in the Shared Funding Exemptive Order. Such reports, materials and data shall be submitted more frequently if deemed appropriate by the Board.

                          ARTICLE VIII. INDEMNIFICATION

     8.1. Indemnification by the Company

          8.1(a) The Company agrees to indemnify and hold harmless the Trust and the Distributor and each member of the Board and each officer and employee of the Trust, and each director, officer and employee of the Distributor, and each person, if any, who controls the Trust or the Distributor within the meaning of
Section 15 of the 1933 Act (collectively, the "Indemnified Parties" and individually, an "Indemnified Party," for purposes of this Section 8.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including reasonable legal and other expenses), to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Trust's shares or the Contracts and:

               (i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or prospectus for the Contracts or contained in the Contracts or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Trust for use in the registration statement or prospectus for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Trust shares; or

               (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature of the Trust not supplied by the Company, or persons under its control and other than statements or representations authorized by the Trust or the Distributor) or unlawful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Trust shares; or

               (iii) arise out of or as a result of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature of the Trust or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon and in conformity with information furnished to the Trust by or on behalf of the Company; or

               (iv) arise as a result of any failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or

               (v) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company.

Each of paragraphs (i) through (v) above is limited by and in accordance with the provisions of Sections 8.l(b) and 8.l(c) below.

          8.l(b) The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement.

          8.l(c) The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such party of the Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

          8.1(d) The Trust or the Distributor, as applicable, will promptly notify the Company of the commencement of any litigation or proceedings against an Indemnified Party in connection with this Agreement, the issuance or sale of the Trust shares or the Contracts, or the operation of the Trust.

     8.2. Indemnification by the Distributor

          8.2(a) The Distributor agrees to indemnify and hold harmless the Company and each of its directors, officers and employees, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" and individually, an "Indemnified Party," for purposes of this Section 8.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Distributor) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of shares of a Portfolio and:

               (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or sales literature of the Trust (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Trust or the Distributor by or on behalf of the Company for use in the registration statement or prospectus for the Trust or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Portfolio shares; or

               (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature for the Contracts not supplied by the Trust or the Distributor or persons under their respective control and other than statements or representations authorized by the Company) or unlawful conduct of the Trust or the Distributor or persons under their respective control, with respect to the sale or distribution of the Contracts or Portfolio shares; or

               (iii) arise out of or as a result of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Trust or the Distributor; or

               (iv) arise as a result of any failure by the Distributor to provide the services and furnish the materials under the terms of this Agreement; or

               (v) arise out of or result from any material breach of any representation and/or warranty made by the Distributor in this Agreement or arise out of or result from any other material breach of this Agreement by the Distributor.

Each of paragraphs (i) through (v) above is limited by and in accordance with the provisions of Sections 8.2(b) and 8.2(c) below.

          8.2(b) The Distributor shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement.

          8.2(c) The Distributor shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Distributor in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Distributor of any such claim shall not relieve the Distributor from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Distributor will be entitled to participate, at its own expense, in the defense thereof. The Distributor also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Distributor to such party of the Distributor's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Distributor will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

          8.2(d) The Company will promptly notify the Distributor of the commencement of any litigation or proceedings against an Indemnified Party in connection with this Agreement, the issuance or sale of the Contracts or the operation of the Account(s).

                           ARTICLE IX. APPLICABLE LAW

     9.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New York.

     9.2. This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant (including, but not limited to, the Shared

Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith.

                             ARTICLE X. TERMINATION

     10.1. This Agreement shall continue in full force and effect until the first to occur of:

          (a) termination by any party for any reason by sixty (60) days advance written notice delivered to the other parties; or

          (b) termination by the Company by written notice to the Trust and Distributor with respect to any Portfolio based upon the Company's determination that shares of such Portfolio are not reasonably available to meet the requirements of the Contracts; provided, however, that said termination shall become effective ten (10) days after receipt of notice unless the Trust makes available a sufficient number of shares of the Portfolio to reasonably meet the requirements of the Contracts within said ten (10) day period; or

          (c) termination by the Company by written notice to the Trust and the Distributor with respect to any Portfolio in the event that any of the Portfolio's shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company; or

          (d) termination by the Company by written notice to the Trust and the Distributor with respect to any Portfolio in the event that such Portfolio ceases to qualify as a Regulated Investment Company under Subchapter M of the Code or under any successor or similar provision; or

          (e) termination by the Company by written notice to the Trust and the Distributor with respect to any Portfolio in the event that such Portfolio fails to meet the diversification requirements specified in Article VI hereof; or

          (f) termination by the Trust or the Distributor by written notice to the Company if the Trust or the Distributor, as applicable, shall determine, in its sole judgment exercised in good faith, that the Company and/or its affiliated companies has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

          (g) termination by the Company by written notice to the Trust and the Distributor, if the Company shall determine, in its sole judgment exercised in good faith, that the Trust or the Distributor has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

          (h) termination by the Trust or the Distributor by written notice to the Company, if the Company gives the Trust and the Distributor the written notice specified in

Section 1.5 hereof and at the time such notice was given there was no notice of termination outstanding under any other provision of this Agreement; provided, however, any termination under this Section 10.1(h) shall be effective forty-five (45) days after the notice specified in Section 1.5 was given; or

          (i) termination by any party to this Agreement upon another party's material breach of any provision of this Agreement, which breach has not been cured to the satisfaction of the terminating party within ten (10) days after written notice of such breach is delivered to the Trust or the Company as the case may be.

     10.2. Notwithstanding any termination of this Agreement with respect to a Portfolio, the Trust and the Distributor shall at the option of the Company continue to make available additional shares of the Portfolio, pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (the "Existing Contracts"), unless such further sale of Portfolio shares is proscribed by law, regulation or applicable regulatory authority, or unless the Board determines that liquidation of the Portfolio following termination of this Agreement is in the best interests of the Portfolio. Specifically, subject to the foregoing, the owners of the Existing Contracts shall be permitted to direct reallocation of investments in the Portfolio, redemption of investments in the Portfolio and/or investment in the Portfolio upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 10.2 shall not apply to any terminations under Article VII and the effect of such Article VII terminations shall be governed by Article VII of this Agreement.

                               ARTICLE XI. NOTICES

     Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

     If to the Trust:

          Morgan Stanley Variable Investment Series
          c/o Morgan Stanley Investment Management
          1221 Avenue of the Americas
          New York, New York 10020
          Attention: General Counsel

     If to the Distributor:

          Morgan Stanley Distributors Inc.
          c/o Morgan Stanley Investment Management
          1221 Avenue of the Americas
          New York, New York 10020
          Attention: General Counsel

     If to the Company:

          Travelers Insurance Company
          One Cityplace
          Hartford, Connecticut 06103
          Attention: General Counsel

                           ARTICLE XII. MISCELLANEOUS

     12.1. The Declaration of Trust establishing Morgan Stanley Variable Investment Series, dated February 24, 1983, a copy of which, together with all amendments thereto (the "Declaration"), is on file in the office of the Secretary of the Commonwealth of Massachusetts, provides that the name Morgan Stanley Variable Investment Series refers to the Trustees under the Declaration collectively as Trustees, but not as individuals or personally; and no Trustee, shareholder, officer, employee or agent of Morgan Stanley Variable Investment Series shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise, in connection with the affairs of said Morgan Stanley Variable Investment Series, but the Trust Estate only shall be liable.

     12.2. Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential any "non-public personal information" about any "consumer" of another party (as such terms are defined in SEC Regulation S-P) and any other information reasonably identified as confidential in writing by another party ("Confidential Information"). Each party agrees not to disclose, disseminate or utilize another party's Confidential Information except: (i) as permitted by this Agreement, (ii) upon the written consent of the other party, (iii) where the Confidential Information comes into the public domain through no fault of the party receiving the information, or (iv) as otherwise required or permitted under applicable law.

     12.3. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

     12.4. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

     12.5. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

     12.6. Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the National Association of Securities Dealers and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Notwithstanding the generality of the foregoing, each party hereto further agrees to furnish state insurance authorities with any information or reports in connection with services provided under this Agreement which such authorities may request in order to ascertain whether the insurance operations of the Company are being conducted in a manner consistent with applicable law and regulations.

     12.7. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations at law or in equity, which the parties hereto are entitled to under state and federal laws.

     12.8. This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto; provided, however, that the Distributor may assign this Agreement or any rights or obligations hereunder to any affiliate of or company under common control with the Distributor, if such assignee is duly licensed and registered to perform the obligations of the Distributor under this Agreement.

     12.9. If requested by the Trust or the Distributor, the Company shall furnish, or shall cause to be furnished, to the requesting party or its designee copies of the following documents:

          (a) the Company's annual statement (prepared under statutory accounting principles) and annual report (prepared under generally accepted accounting principles ("GAAP"), if any), as soon as practical and in any event within ninety (90) days after the end of each fiscal year;

          (b) the Company's quarterly statements (prepared under statutory accounting principles and GAAP, if any), as soon as practical and in any event within forty-five (45) days after the end of each quarterly period;

          (c) any financial statement, proxy statement, notice or report of the Company sent to stockholders and/or policyholders, as soon as practical after the delivery thereof to stockholders;

          (d) any registration statement (without exhibits) and financial reports of the Company filed with the SEC or any state insurance regulator, as soon as practical after the filing thereof; and

          (e) any other report submitted to the Company by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company, as soon as practical after the receipt thereof.

     12.10. Unless otherwise specifically provided in this Agreement, no provision of this Agreement may be amended or modified in any manner except by a written agreement executed by all parties.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified above.

THE TRAVELERS INSURANCE COMPANY


BY:
    -------------------------------------
NAME:
TITLE:


MORGAN STANLEY VARIABLE INVESTMENT SERIES


BY:
    -------------------------------------
NAME:
TITLE:


MORGAN STANLEY DISTRIBUTORS INC.


BY:
    -------------------------------------
NAME:
TITLE:

                                   SCHEDULE A

                   SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS

      NAME OF SEPARATE ACCOUNT AND DATE         FORM NUMBER AND NAME OF CONTRACT
      ESTABLISHED BY BOARD OF DIRECTORS            FUNDED BY SEPARATE ACCOUNT
---------------------------------------------   --------------------------------
Travelers Life & Annuity Premier Advisers III   The Travelers Separate Account
Prospectus (established November 14, 2002)      ABD For Variable Annuities

Travelers Life & Annuity Premier Advisers L     The Travelers Separate Account
Annuity Prospectus (established                 Seven For Variable Annuities
November 14, 2002)

                                   SCHEDULE B

                    PORTFOLIOS OF VARIABLE INVESTMENT SERIES

                         AVAILABLE UNDER THIS AGREEMENT

Morgan Stanley Dividend Growth Portfolio - Class Y
Morgan Stanley Equity Portfolio - Class Y
Morgan Stanley S&P 500 Index - Class Y

                                   SCHEDULE C

                             PROXY VOTING PROCEDURES

The following is a list of procedures and corresponding responsibilities for the handling of proxies and voting instructions relating to the Trust. The defined terms herein shall have the meanings assigned in the Participation Agreement except that the term "Company" shall also include the department or third party assigned by the Company to perform the steps delineated below.

- The proxy proposals are given to the Company by the Trust as early as possible before the date set by the Trust for the shareholder meeting to enable the Company to consider and prepare for the solicitation of voting instructions from Contract owners and to facilitate the establishment of tabulation procedures. At this time the Trust will inform the Company of the Record, Mailing and Meeting dates. This will be done verbally approximately two months before the shareholder meeting.

- Promptly after the Record Date, the Company will perform a "tape run," or other activity, which will generate the names, addresses and number of units which are attributed to each Contract owner/policyholder (the "Customer") as of the Record Date. Allowance should be made for account adjustments made after this date that could affect the status of the Customers' accounts as of the Record Date.

- Note: The number of proxy statements is determined by the activities described in this Step #2. The Company will use its best efforts to call in the number of Customers to the Trust, as soon as possible, but no later than two weeks after the Record Date.

- The Trust's Annual Report must be sent to each Customer by the Company either before or together with the Customers' receipt of voting instruction solicitation material. The Trust will provide the last Annual Report to the Company pursuant to the terms of Section 3.4 of the Participation Agreement to which this Schedule relates.

- The text and format for the Voting Instructions Cards ("Cards" or "Card") is provided to the Company by the Trust. The Company, at its expense, shall produce and personalize the Voting Instruction Cards. The Trust or its affiliate must approve the Card before it is printed. Allow approximately 2-4 Business Days for printing information on the Cards. Information commonly found on the Cards includes:

     -    name (legal name as found on account registration);

     -    address;

     -    fund or account number;

     -    coding to state number of units;

     - individual Card number for use in tracking and verification of votes (already on Cards as printed by the Trust).

     (This and related steps may occur later in the chronological process due to possible uncertainties relating to the proposals.)

- During this time, the Trust will develop, produce and pay for the Notice of Proxy and the Proxy Statement (one document). Printed and folded notices and statements will be sent to Company for insertion into envelopes (envelopes and return envelopes are provided and paid for by the Company). Contents of envelope sent to Customers by the Company will include:

     -    Voting Instructions Card(s);

     -    one proxy notice and statement (one document);

     - return envelope (postage pre-paid by Company) addressed to the Company or its tabulation agent;

     - "urge buckslip" - optional, but recommended (this is a small, single sheet of paper that requests Customers to vote as quickly as possible and that their vote is important; one copy will be supplied by the Trust.);

     - cover letter - optional; supplied by Company and reviewed and approved in advance by the Trust.

- The above contents should be received by the Company approximately 3-5 Business Days before mail date. Individual in charge at Company reviews and approves the contents of the mailing package to ensure correctness and completeness. Copy of this approval sent to the Trust.

-    Package mailed by the Company.

     * The Trust must allow at least a 15-day solicitation time to the Company as the shareowner. (A 5-week period is recommended.) Solicitation time is calculated as calendar days from (but not including,) the shareholders meeting, counting backwards.

- Collection and tabulation of Cards begins. Tabulation usually takes place in another department or another vendor depending on process used. An often used procedure is to sort Cards on arrival by proposal into vote categories of all yes, no, or mixed replies, and to begin data entry.

     Note: Postmarks are not generally needed. A need for postmark information would be due to an insurance company's internal procedure and has not been required by the Trust in the past.

- Signatures on Card checked against legal name on account registration that was printed on the Card.

     Note: For Example, if the account registration is under "John A. Smith, Trustee," then that is the exact legal name to be printed on the Card and is the signature needed on the Card.

- If Cards are mutilated, or for any reason, are illegible or are not signed properly, they are sent back to Customer with an explanatory letter and a new Card and return envelope. The mutilated or illegible Card is disregarded and considered to be not received for purposes of vote tabulation. Any Cards that have been "kicked out" (e.g. mutilated, illegible) of the procedure are "hand verified," i.e., examined as to why they did not complete the system. Any questions on those Cards are usually remedied individually.

- There are various control procedures used to ensure proper tabulation of votes and accuracy of that tabulation. The most prevalent is to sort the Cards as they first arrive into categories depending upon their vote; an estimate of how the vote is progressing may then be calculated. If the initial estimates and the actual vote do not coincide, then an internal audit of that vote should occur. This may entail a recount.

- The actual tabulation of votes is done in units which is then converted to shares. (It is very important that the Trust receives the tabulations stated in terms of a percentage and the number of shares.) The Trust must review and approve tabulation format.

- Final tabulation in shares is verbally given by the Company to the Trust on the morning of the shareholders meeting not later than 10:00 a.m. Eastern time. The Trust may request an earlier deadline if reasonable and if required to calculate the vote in time for the shareholders meeting.

- A Certification of Mailing and Authorization to Vote Shares will be required from the Company as well as an original copy of the final vote. The Trust will provide a standard form for each Certification.

- The Company will be required to box and archive the Cards received from the Customers. In the event that any vote is challenged or if otherwise necessary for legal, regulatory, or accounting purposes, the Trust will be permitted reasonable access to such Cards.

- All approvals and "signing-off' may be done orally, but must always be followed up in writing.